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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                 _______________________________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 or 15(d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934

                  _____________________________


Date of report (Date of earliest event reported) March 18, 1998
                                                 ------------------
                           ALTEON INC.
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       (Exact Name of Registrant as Specified in Charter)


       Delaware              0-19529             13-3304550
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(State or Other Juris-     (Commission         (I.R.S. Employer
diction of Incorporation)  File Number)       Identification No.)



170 Williams Drive, Ramsey, New Jersey                      07446

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(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code (201) 934-5000
                                                    ---------------
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  (Former Name or Former Address, If Changed Since Last Report)

Item 5. Other Events.

     Alteon Inc. issued the following two press releases relating to its clinical trials for pimagedine:


A.       Eternal Review Committee Issues Recommendations on
               Action Trials of Alteon's Pimagedine

     RAMSEY, N.J., March 18 /PRNewswire/ -- Alteon Inc. (Nasdaq:
ALTN) announced that yesterday it received recommendations from its External Safety Monitoring Committee (ESMC) to complete ACTION I, a phase III trial of pimagedine in Type I diabetic patients with overt nephropathy, and to discontinue ACTION II, a phase III trial of pimagedine in Type II diabetic patients with overt nephropathy.

     Alteon is reviewing the possible discontinuation of the ACTION II trial based on the ESMC's observation of an increased incidence of side effects in the Type II patient population. The final decision will be made promptly after review and consultation with the Food and Drug Administration (FDA) and Alteon's commercial partner, Genentech, Inc.

     The ESMC recommended continuation of the ACTION I trial, which is currently scheduled for completion and data release prior to the end of 1998, as planned. This ESMC does not review data from the End-Stage Renal Disease (ESRD) trial, a third pivotal clinical trial currently under way. A separate independent committee overseeing the ESRD trial met on March 12, 1998, and recommended the continuation of this trial after a review of unblinded data.

     Alteon is engaged in the discovery and development of pharmaceutical products for the treatment of the complications of diabetes and age-related diseases. Alteon's proprietary technology focuses on Advanced Glycosylation End-Products, or A.G.E.s, formed as a result of circulating blood glucose reacting with proteins. A.G.E.s have been shown to be a causative factor in many of the complications of diabetes and aging, including kidney disease, nerve damage, atherosclerosis and retinopathy. Alteon's approach is to inhibit or break A.G.E.s or their chemical cross-links, thereby potentially impacting the events that lead to disease states associated with diabetes and aging. Three pivotal clinical trials evaluating pimagedine for the complications of diabetes are ongoing: the two Phase III ACTION (A Clinical Trial In Overt Nophropathy) trials in diabetic patients with progressive kidney disease, and a Phase III trial in patients with end-stage renal disease. ALT-711, Alteon's lead A.G.E. cross-link breaker, is expected to enter human clinical trials later this year.

     Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to technology and product development, regulatory approval processes, intellectual property rights and litigation, competitive products and other risks identified in Alteon's filings with the Securities and Exchange Commission. Actual results, events or performances may differ materially. Alteon undertakes no obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

B.           FDA CONCURS WITH COMMITTEE RECOMMENDATIONS
                       ON ALTEON'S PIMAGEDINE

          --Alteon Gets Nod to Complete ACTION I Trial;
                Will Discontinue ACTION II Trial--


Ramsey, NJ, March 23, 1998 -- Alteon announced today that following a further review of the safety and efficacy data from both the ACTION I and ACTION II clinical trials of pimagedine, the U.S. Food and Drug Administration (FDA) has concurred with the recent recommendations of the independent External Safety Monitoring Committee (ESMC) to complete the ACTION I Trial, as planned, and discontinue the ACTION II Trial.

ACTION I, a Phase III pivotal clinical trial of pimagedine in Type 1 diabetics with progressive kidney disease, commenced in January 1994 and involves 690 patients at 56 clinical sites in North America. As a result of the ESMC's and FDA's unblinded review and recommendation, Alteon and corporate partner Genentech, Inc., will now move to complete the on-drug period of this trial in August 1998, with data expected to be unblinded and released in the fourth quarter of 1998. The ESMC meeting last week was the last scheduled review of ACTION I prior to completion of this trial.

ACTION II, a Phase III pivotal clinical trial of pimagedine in Type 2 diabetics with progressive kidney disease, will be discontinued because of an insufficient risk/benefit ratio based upon data currently available.

The third pivotal Phase III trial of pimagedine, in diabetic patients with end-stage renal disease (ESRD), is ongoing. A separate independent committee overseeing the ESRD trial met on March 12, 1998, and recommended the continuation of this trial after a review of the unblinded data.

The National Institute of Diabetes and Digestive and Kidney Diseases estimates that of the 16 million people in the U.S. who are diabetic, 10.3 million have been diagnosed with the disease. There are approximately 800,000 new cases of diabetes diagnosed each year. Of the estimated 1 million people with Type 1 diabetes, 35-40% develop significant kidney disease by the age of 50, while 10-15% of patients with Type 2 diabetes develop kidney disease at some time during their lives. About 100,000 diabetic patients have end-stage renal disease as a result of their diabetes.

Alteon is a leader in the discovery and development of pharmaceutical products for the treatment of the complications of diabetes and age-related diseases. Alteon's proprietary technology focuses on Advanced Glycosylation End-products, or A.G.E.s, formed as a result of circulating blood glucose reacting with proteins. A.G.E.s have been shown to be a causative factor in many of the complications of diabetes and aging, including kidney disease, nerve damage, atherosclerosis and retinopathy. Alteon's approach is to inhibit or break A.G.E.s or their chemical cross-links, thereby potentially impacting the events that lead to disease states associated with diabetes and aging. Two pivotal clinical trials evaluating pimagedine for the complications of diabetes are ongoing. ACTION I (A Clinical Trial in Overt Nephropathy) in diabetic patients with progressive kidney disease; and a Phase III trial in patients with end-stage renal disease (ESRD). ALT-711, Alteon's lead A.G.E. cross-link breaker, is expected to enter human clinical trials later this year. Alteon is also pursuing the development of a novel series of glucose lowering agent compounds.

                               # # #

Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to technology and product development, regulatory approval processes, intellectual property rights and litigation, competitive products and other risks identified in Alteon's filings with the Securities and Exchange Commission. Actual results, events or performances may differ materially. Alteon undertakes no obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Alteon Inc.


                              By: /s/ James J. Mauzey
                                  -------------------------------
                                  James J. Mauzey
                                  Chairman of the Board and
                                  Chief Executive Officer


Date: March 23, 1998